Exhibit 10.2

BATS GLOBAL MARKETS, INC.

2016 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

RESTRICTED STOCK AWARD

___________________, 2016

Subject to the terms and conditions set forth in this grant letter (the “Grant Letter”) and Exhibits  A and B (the Grant Letter and Exhibits  A and B constituting this “Award Agreement”), Bats Global Markets, Inc., a Delaware corporation (the “Company”), has granted you as of the Grant Date set forth below an award of Restricted Stock (the “Award”).  The Award is granted under and is subject to the Bats Global Markets, Inc. 2016 Non-Employee Directors Compensation Plan (the “Plan”).  Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan shall control.

AWARD TERMS

PARTICIPANT:
GRANT DATE:
SHARES SUBJECT TO AWARD:
VESTING DATE: 100% on the first anniversary of the Grant Date.

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan.  You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact Thad Prososki, VP, Human Resources, via telephone at 913.815.7183, or via email at tprososki@bats.com.  If not, please sign and date this Agreement where indicated below.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

BATS GLOBAL MARKETS, INC.
By:
	Name:	Chris Concannon
	Title:	CEO

Name

           Date:

EXHIBIT A

BATS GLOBAL MARKETS, INC.
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made and entered into on the date of the Grant Letter,  by and between Bats Global Markets, Inc. (the “Company”), a Delaware corporation, and the individual listed in the Grant Letter as the Participant.

WHEREAS, the Participant has been granted the Award under the Plan;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

1. Award of Shares.  Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Participant is hereby awarded the number of Shares of Restricted Stock set forth in the Grant Letter, subject to the terms and conditions of the Plan and those herein set forth.  The Award is granted as of the date set forth in the Grant Letter.

2. Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a) Vesting of Award.  The Award shall vest as set forth in the Grant Letter.  All dividends and other amounts receivable in connection with any adjustments to the Shares under the Plan shall be subject to the vesting schedule set forth herein and shall be paid to the Participant upon any vesting of the Award set forth hereunder in respect of which such dividends or other amounts are payable.

(b) Transfer of Shares.  Any Shares that vest hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, the provisions of this Agreement, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

(c) Change of Control. In the event of the Change of Control, the Restricted Stock shall fully vest on the date of such Change of Control.

(d) Accelerated Vesting Upon Separation From Service.  In the event of the Participant’s separation from service from the Board for any reason (other than under circumstances which would constitute “cause” under the terms of the Company’s bylaws or applicable law), the Restricted Stock shall fully vest on the date of the Participant’s separation from service from the Board.

(e) Forfeiture. In the event of the Participant’s separation from service from the Board under circumstances which would constitute “cause” under the terms of the

Company’s bylaws or applicable law, any unvested Restricted Stock shall be forfeited in their entirety without any payment to the Participant.

3. Tax Liability; Withholding Requirements. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt or vesting (or, as set forth below, the date of an election by the Participant under Section 83(b)) of any Restricted Stock granted hereunder.

4. Recoupment/Clawback.  This Award may be subject to recoupment or “clawback” as may be required by applicable law, stock exchange rules or by any applicable Company policy or arrangement, as it may be established or amended from time to time.

5. No Right to Continued Service on the Board.  Neither the Plan nor this Award Agreement shall confer upon the Participant any right to be retained as a Non-Employee Director of the Company or in any other capacity, and the receipt of this Award does not confer any rights on the Participant other than those expressly set forth in this Award Agreement or the Plan.

6. Section 409A of the Code.  This Award Agreement is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of this Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and this Award Agreement shall be operated accordingly.  If any provision of this Award Agreement or any term or condition of the Restricted Stock would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in this Award Agreement, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount hereunder is “deferred compensation” subject to Section 409A of the Code any distribution that otherwise would be made to such Participant with respect to Restricted Stock as a result of such separation from service shall not be made until the date that is six months after such separation from service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code.  If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participants’ right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under this Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

7. Section 83(b) Election. The Participant may elect to be taxed on the Grant Date with respect to Restricted Stock rather than when such restrictions lapse by filing an election under Section 83(b) of the Code in a form similar to that set forth in Exhibit B hereto with the Internal Revenue Service within thirty (30) days after the Grant Date.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.  THE PARTICIPANT IS RELYING SOLELY ON HIS OR HER OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

8. Miscellaneous.

(a) Notices.  All notices, requests and other communications under this Award Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Bats Global Markets, Inc.

8050 Marshall Drive, Suite 120

Lenexa, KS 66214

Attention: General Counsel

Facsimile: (913) 815-7119

If to the Participant, to the address that the Participant most recently provided to the Company, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b) Entire Agreement.  This Award Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c) Severability.  If any provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Award Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Award Agreement shall remain in full force and effect.

(d) Amendment; Waiver.  No amendment or modification of any provision of this Award Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant, provided that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.  Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e) Assignment. Neither this Award Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(f) Successors and Assigns; No Third-Party Beneficiaries.  This Award Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Award Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

(g) Governing Law; Waiver of Jury Trial. This Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.  By acknowledging this Award Agreement electronically or signing it manually, as applicable, the Participant waives any right that the Participant may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Award Agreement or the Plan.

(h) No Right to Future Awards.  The grant of Restricted Stock does not create any contractual right or other right in the Participant to receive any Restricted Stock or other Awards in the future.  Future grants of Awards, if any, will be at the sole discretion of the Company.

(i) Participant Undertaking; Acceptance.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Restricted Stock pursuant to this Award Agreement. The Participant acknowledges receipt of a copy of the Plan and this Award Agreement and understands that material definitions and provisions concerning the Restricted Stock and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of this Award Agreement and the Plan.

(j) Dispute Resolution. Except as provided in the last sentence of this paragraph to the fullest extent permitted by law, the Company and each Participant agree to waive their rights to seek remedies in court, including but not limited to rights to a trial by jury.  The Company and each Participant agree that any dispute between or among them and/or their affiliates arising out of, relating to or in connection with this Plan will be resolved in accordance with a confidential two-step dispute resolution procedure involving: (a) Step One: non-binding mediation, and (b) Step Two: binding arbitration under the Federal Arbitration Act, 9 U.S.C. § 1, et. seq., or state law, whichever is applicable.  Any such mediation or arbitration hereunder shall be under the auspices of the American Arbitration Association (“AAA”) pursuant to its then current AAA Commercial Arbitration Rules. No arbitration shall be initiated or take place with respect to a given dispute if the parties have successfully achieved a mutually agreed to resolution of the dispute as a result of the Step One mediation.  The mediation session(s) and, if necessary, the arbitration hearing shall be held in the city/location selected by the Company in its sole discretion.  The arbitration (if the dispute is not resolved by mediation) will be conducted by a single AAA arbitrator, selected by the Company in its sole discretion.  Any award rendered by the arbitrator, including with respect to responsibility for AAA charges (including the costs of the mediator and arbitrator), will be final and binding, and judgment may be entered on it in any court of competent jurisdiction.  In the unlikely event the AAA refuses to accept jurisdiction over a dispute, the Company and each Grantee agree to submit to JAMS mediation and arbitration applying the JAMS equivalent of the AAA Commercial Arbitration Rules.  If AAA and JAMS refuse to accept jurisdiction, the parties may litigate in a court of competent jurisdiction.

(k) Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

EXHIBIT B

Election to Include in Gross Income for Year of
Transfer of Property Pursuant to Section 83(b)
of the Internal Revenue Code

FILE ONE COPY WITH YOUR EMPLOYER AND ONE COPY WITH IRS OFFICE WHERE YOU FILE YOUR TAX RETURN WITHIN 30 DAYS OF DATE OF TRANSFER SHOWN IN ITEM 3 BELOW AND ATTACH ONE COPY TO YOUR TAX RETURN. THE FILING WITH THE IRS OFFICE SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.The name, address and taxpayer identification number of the undersigned are:

Name

Address

Social Security Number

2.Description of property with respect to which the election is being made:

______ Shares of Voting Common Stock of Bats Global Markets, Inc., subject to the restrictions set forth in paragraph 4 below (“Restricted Stock”).

3.Date on which property was transferred is _________ __, 20___.

4.Nature of restrictions to which property is subject:

The property is Restricted Stock acquired under the Bats Global Markets, Inc. 2016 Non-Employee Directors Compensation Plan which is not transferable and is subject to a substantial risk of forfeiture within the meaning of Section 83(c)(1) of the Internal Revenue Code upon a termination of employment occurring prior to _________ __, 20___.

5.The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $____.

6.The amount paid by taxpayer for said property is $____.

7.A copy of this statement has been furnished to:

Name of Employer

Dated: _________ __, 20___
(Signature of Taxpayer)

B-7